UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2025

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 30, 2025, TScan Therapeutics, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). The Company held its Annual Meeting to consider and vote on the two proposals set forth below, each of which is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on May 14, 2025. The final voting results are set forth below.

Proposal 1 - Election of Class I Directors

The stockholders of the Company elected Stephen Biggar, M.D., Ph.D., Gavin MacBeath, Ph.D. and Garry Nicholson as Class I directors, each to serve for a three-year term ending at the annual meeting of stockholders to be held in 2028 and until their successor has been duly elected and qualified or until their earlier resignation or removal. The results of the stockholders’ vote with respect to the election of the Class I directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Stephen Biggar, M.D., Ph.D.	31,050,072	460,919	14,313,890
Gavin MacBeath, Ph.D.	31,204,939	306,052	14,313,890
Garry Nicholson	25,650,072	5,860,919	14,313,890

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Abstain
45,724,929	64,187	35,765

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: July 2, 2025	By:	/s/ Gavin MacBeath
Gavin MacBeath
Chief Executive Officer